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                                                                      Exhibit 21

                       SUBSIDIARIES OF ECHAPMAN.COM, INC.


CHI Merger Subsidiary, Inc., a Maryland corporation
CCMHI Merger Subsidiary, Inc., a Maryland corporation
CIH Merger Subsidiary, Inc., a Maryland corporation